UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2018

AUDIOEYE, INC.

(Exact name of registrant as specified in charter)

Delaware	333-177463	20-2939845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5210 E. Williams Circle, Suite 750

Tucson, Arizona 85711

(866) 331-5324

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Pricing of Private Placement of Common Stock

On July 31, 2018, AudioEye, Inc. (the “Company”) (OTCQB: AEYE) announced the pricing of the sale of a total of 26,000,000 shares of the Company’s common stock (the “Shares”) in a private placement to certain eligible investors for an aggregate purchase price of approximately $6.5 million, or $0.25 per Share (the “Private Placement”).

On July 30, 2018, in connection with the Private Placement, the Company entered into a Placement Agent Agreement with B. Riley FBR, Inc. (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as the Company’s exclusive placement agent for the Private Placement.

The Placement Agent did not purchase or sell any Shares, nor is it required to arrange the purchase or sale of any minimum number or dollar amount of securities. The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of all of the Shares being offered in the Private Placement. The Placement Agent will be paid a cash fee equal to the sum of (a) 7% of the purchase price of the Shares sold in the Private Placement to investors that are not existing investors in the Company and (b) 4% of the gross proceeds of sales to certain affiliates of the Company, plus a discretionary bonus in the amount of $150,000 payable in the Company’s discretion. The Company has also agreed to reimburse certain expenses of the Placement Agent up to $125,000. A copy of the Placement Agent Agreement is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

The foregoing summary of the Placement Agent Agreement is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 1.1 hereto and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On July 31, 2018, the Company issued a press release announcing the pricing of the Private Placement. A copy of this press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

1.1	Placement Agent Agreement between the Company and B. Riley FBR, Inc., dated July 30, 2018
99.1*	Press release dated July 31, 2018

 *  Indicates an exhibit that is furnished, not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUDIOEYE, INC.

Date: July 31, 2018	By:	/s/ Todd Bankofier
Todd Bankofier
Chief Executive Officer